UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 14, 2016, Morgans Hotel Group Co. (the “Company”) entered into Amended and Restated Employment Agreements with Joshua Fluhr, the Company’s Chief Operating Officer, and Meredith L. Deutsch, the Company’s Executive Vice President, General Counsel and Corporate Secretary (the “Agreements”). The Agreements replace in their entirety the prior agreements the Company had entered into with each of Mr. Fluhr and Ms. Deutsch. The Agreements are generally consistent with the executives’ previous employment agreements with the Company, and the Agreements also (i) reflect the executives’ titles the executives’ previously-agreed (and current) base salaries and target bonuses, which are $400,000 per annum and 50% of base salary for each of the named executives, (ii) do not have any fixed contract term, (iii) increase each executive’s cash severance payments from six to 12 months of base salary continuation in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason, each as defined in the Agreements, with a corresponding increase in Ms. Deutsch’s health care continuation payment, (iv) provide that the named executives will be entitled to a pro-rata annual discretionary bonus for the year of termination upon a severance-entitling termination, (v) provide for (x) accelerated vesting of all unvested equity granted to Mr. Fluhr and Ms. Deutsch prior to the date of the Agreements, and, solely with respect to Mr. Fluhr, any restricted stock units granted to him as part of his annual bonus upon a severance-entitling termination, and (y) pro-rata vesting of all other outstanding equity awards upon a severance-entitling termination or a termination of the executive’s employment due to death or disability (as defined in the Agreements) (except in the case of a severance-entitling termination within 12 months of a change of control, upon which all unvested equity outstanding at the time of the change in control will vest upon termination in accordance with the Company’s equity plan), (vi) provide that the named executives will be entitled to six months of salary continuation payments upon a termination due to death, and (vii) solely with respect to Mr. Fluhr, in addition to the other post-employment covenants in his prior agreement, clarifies that he will only be subject to his post-employment noncompetition covenant upon a voluntary resignation by him without “good reason” upon continued payment of his base salary by the Company during the six-month post-employment non-competition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: January 15, 2016	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer